Chemung Financial Corporation One Chemung Canal Plaza P.O. Box 1522 Elmira, New York 14902 (607) 737-3711
For Immediate Release: May 13, 2008
Contact: Michael J. Wayne Vice President (607) 737-3762 mwayne@chemungcanal.com

Chemung Financial Subsidiary Purchases Cascio Financial Strategies

Chemung Financial Corporation today announced that CFS Group, Inc., one of its wholly owned subsidiaries, has purchased Cascio Financial Strategies, of Elmira, and that Joseph M. Cascio, Sr. will be retained and has been named Vice President and Manager of CFS Group, Inc. The acquisition is expected to be completed in June.

Cascio Financial Strategies, founded in November 1985 by Joseph and Lynn Cascio, provides financial planning, investment and tax preparation services to more than 700 clients in 28 states. CFS Group, Inc. was founded in 2001 as a financial services subsidiary of Chemung Financial Corporation and offers non-traditional services including mutual funds, annuities, brokerage services and insurance.

"We are excited to have Joe Cascio and his clients join our organization," said Ronald M. Bentley, President and Chief Executive Officer of Chemung Financial Corporation and Chemung Canal Trust Company. "We are looking forward to helping our new clients achieve their financial goals," Bentley added.

Upon completion of the acquisition, CFS Group, Inc. will employ 5 individuals. Mr. Cascio will relocate to the main office of Chemung Canal Trust Company, where CFS Group, Inc. is headquartered.

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"This collaboration is a win-win situation - providing growth opportunities for my clients, as well as for myself," said Joseph M. Cascio. "Additionally, I look forward to working with the professionals at CFS Group, Inc., bringing my 33 years of experience to their existing clients," Cascio added.

Chemung Financial Corporation, headquartered in Elmira, New York, was incorporated in 1985 as the parent holding company of Chemung Canal Trust Company, a full service community bank with full trust powers, which was established in 1833.

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This press release may include forward-looking statements with respect to revenue sources, growth, market risk, corporate objectives and possible losses due to asset quality. These statements constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Chemung Financial Corporation assumes no duty, and specifically disclaims any obligation to update forward-looking statements, whether as a result of new information, future events or otherwise, and cautions that these statements are subject to risks and uncertainties that could cause the Corporation's actual operating results to differ materially.